Exhibit 99.1

G-III APPAREL GROUP, LTD.

For:	G-III Apparel Group, Ltd.

Contact: Investor Relations
James Palczynski
(203) 682-8229

Neal S. Nackman, Chief Financial Officer
G-III Apparel Group, Ltd.
(212) 403-0500

G-III APPAREL GROUP, LTD. ANNOUNCES FIRST QUARTER FISCAL 2017 RESULTS

— Net Sales Increase 6% to First Quarter Record of $457 million —

— Net Income of $0.06 per Diluted Share—

— Full-Year Guidance for Net Sales and Net Income Reaffirmed —

New York, New York – June 1, 2016 — G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced operating results for the first quarter of fiscal 2017 that ended April 30, 2016.

For the quarter ended April 30, 2016, G-III reported that net sales increased 6% to a first quarter record of $457.4 million compared to $433.0 million in the year-ago period. The Company’s net income for the first quarter was $2.8 million, or $0.06 per diluted share, compared to $6.8 million, or $0.15 per diluted share, in the prior year’s comparable period.

Morris Goldfarb, G-III’s Chairman, Chief Executive Officer and President, said, “Fiscal 2017 got off to a strong start in our wholesale business, particularly with respect to our Calvin Klein products and our dress businesses including Eliza J and the newly launched Tommy Hilfiger dress line. Although our own retail businesses did not perform to plan, we expect many of the measures we are taking to improve top and bottom line performance for these businesses in the second half of the year. We are looking forward to our upcoming multi-category product launches for Tommy Hilfiger, as well as further penetration and distribution of the Karl Lagerfeld brand.”

Mr. Goldfarb concluded, “We believe that our leadership in product design, merchandising and sourcing will continue to drive our strong sell-through performance in department stores. In spite of the challenging retail climate, we are positioned well to continue to build our wholesale business, and remain confident with respect to our financial performance and forecast for the full year.”

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Outlook

The Company today reiterated its prior guidance for the full fiscal 2017 year ending January 31, 2017. The Company continues to expect net sales of approximately $2.56 billion and net income between $120 million and $125 million, or a range between $2.55 and $2.65 per diluted share. For the fiscal 2016 year ended January 31, 2016, net sales were $2.34 billion and net income was $114.3 million, or $2.46 per diluted share.

On an adjusted basis, excluding items resulting in other income in Fiscal 2016 of $0.02 per share, net of taxes, non-GAAP net income per diluted share was $2.44 for the 2016 fiscal year.

The Company also continues to project adjusted EBITDA for fiscal 2017 to increase between 9% and 12%, to between approximately $228 million and $236 million. Adjusted EBITDA for fiscal 2016 was $210.1 million.

For its second fiscal quarter ending July 31, 2016, the Company is forecasting net sales of approximately $485.0 million compared to $473.9 million in the comparable quarter last year. The Company is also forecasting net income for the second fiscal quarter between $7.0 million and $9.0 million, or between $0.15 and $0.19 per diluted share, compared to net income of $12.5 million, or $0.27 per diluted share, in last year’s second quarter.

Non-GAAP Financial Measures

Reconciliations of GAAP net income per share to non-GAAP net income per share and of GAAP net income to adjusted EBITDA are presented in tables accompanying the condensed financial statements included in this release and provide useful information to evaluate the Company’s operational performance. Non-GAAP net income per share and adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP.

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About G-III Apparel Group, Ltd.

G-III is a leading manufacturer and distributor of apparel and accessories under licensed brands, owned brands and private label brands. G-III’s owned brands include Vilebrequin, Andrew Marc, Marc New York, Bass, G.H. Bass, Weejuns, G-III Sports by Carl Banks, Eliza J, Black Rivet and Jessica Howard. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld, Kenneth Cole, Cole Haan, Guess?, Jones New York, Jessica Simpson, Vince Camuto, Ivanka Trump, Ellen Tracy, Kensie, Levi's and Dockers brands. Through our team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, Hands High, Touch by Alyssa Milano and more than 100 U.S. colleges and universities. G-III also operates retail stores under the Wilsons Leather, Bass, G.H. Bass & Co., Vilebrequin and Calvin Klein Performance names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(NASDAQGS: GIII)

CONSOLIDATED STATEMENTS OF INCOME AND

SELECTED BALANCE SHEET DATA

(In thousands, except per share amounts)

	First Quarter Ended April 30,
	(Unaudited)
	2016	2015
Net sales	$457,403	$432,965
Cost of sales	291,734	278,538
Gross profit	165,669	154,427
Selling, general and administrative expenses	153,105	137,034
Depreciation and amortization	7,193	5,687
Operating profit	5,371	11,706
Equity gain in investment	269	—
Interest and financing charges, net	(1,242)	(975)
Income before taxes	4,398	10,731
Income tax expense	1,627	3,971
Net income	$2,771	$6,760

Net income per common share:
Basic	$0.06	$0.15
Diluted	$0.06	$0.15
Weighted average shares outstanding:
Basic	45,549	44,965
Diluted	46,942	46,210

	At April 30,
	2016	2015
Selected Balance Sheet Data (in thousands):
Cash	$95,448	$85,708
Working Capital	633,510	565,461
Inventory	406,720	371,224
Total Assets	1,106,681	952,050
Total Stockholders’ Equity	901,651	761,155

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME PER SHARE TO
FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

(Unaudited)

	Forecasted Twelve Months Ending January 31, 2017	Actual Twelve Months Ended January 31, 2016
GAAP diluted net income per common share	$2.55 - $ 2.65	$2.46
Excluded from non-GAAP:
Other income, net of taxes	—	(0.02)
Non-GAAP diluted net income per common share	$2.55 - $2.65	$2.44

Non-GAAP diluted net income per share is a “non-GAAP financial measure” that excludes other income in fiscal 2016 which consisted of the reduction of the estimated contingent consideration payable in connection with the acquisition of Vilebrequin. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding other income that is not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO
FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Forecasted Twelve Months Ending January 31, 2017	Actual Twelve Months Ended January 31, 2016

Net income	$120,000 - $125,000	$114,333

Other income	—	(1,068)

Depreciation and amortization	31,000	25,392

Interest and financing charges, net	7,000	6,691

Income tax expense	70,000 – 73,000	64,800

Adjusted EBITDA, as defined	$228,000 - $236,000	$210,148

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense and excludes other income in fiscal 2016 which consisted of the reduction of the estimated contingent consideration payable in connection with the acquisition of Vilebrequin. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.

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